UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2012

PRIVATEBANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34066	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
120 S. LaSalle Ste. 400 Chicago, Illinois		60603 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 564-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company’s annual meeting of stockholders held on May 24, 2012, the following matters were submitted to and approved by a vote of the Company’s Stockholders:

(1)	The election of three Class II directors for a three-year term ending at the annual meeting of stockholders to be held in 2015 or until their successors are duly elected and qualified:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Norman R. Bobins	55,281,397	3,109,094	5,097,796
James B. Nicholson	57,846,421	544,070	5,097,796
Alejandro Silva	57,862,736	527,755	5,097,796
(2)	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012

For	Against	Abstain
63,198,477	278,523	11,287
(3)	An advisory (non-binding) vote to approve 2011 executive compensation

For	Against	Abstain	Broker Non-Votes
51,682,915	5,313,554	1,394,022	5,097,796

Of the approximately 68.9 million shares eligible to vote as of the March 30, 2012 record date, approximately 63.5 million votes, or approximately 92.2 percent of the total shares outstanding, were represented at the meeting.

Item 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit	Description
99.1	Press Release dated May 24, 2012 (furnished with the SEC as part of this Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2012	PRIVATEBANCORP, INC.
By: /s/ Kevin M. Killips
Kevin M. Killips
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated May 24, 2012 (furnished with the SEC as part of this Form 8-K)